UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2007

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On December 6, 2007, Advanced Micro Devices, Inc. (the “Company”) concluded that the current carrying value of its goodwill which the Company had recorded as a result of its October 2006 acquisition of ATI Technologies Inc. was impaired. This conclusion was reached based on the results of an updated long-term financial outlook for the businesses of the former ATI Technologies Inc. as part of the Company’s strategic planning cycle conducted annually during the Company’s fourth quarter and based on the preliminary findings of the Company’s annual goodwill impairment testing that commenced in the beginning of October 2007.

The Company expects that the impairment charge will be material, but the Company has determined that, as of the time of this filing, it is unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charge. The Company will file an amended report on Form 8-K/A under this Item 2.06 promptly and in any event within 4 business days after it makes a determination of such an estimate or range of estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	ADVANCED MICRO DEVICES, INC.

	By:	/S/ KATY WELLS
	Name:	Katy Wells
	Title:	Corporate Vice President and Deputy General Counsel